Exhibit 23

G. BRAD BECKSTEAD
Certified Public Accountant
                                              330 E. Warm Springs
                                              Las Vegas, NV 89119
                                                     702.257.1984
                                               702.362.0540 (fax)





February 22, 2002


To Whom It May Concern:

I have issued my report dated February 22, 2002, accompanying the financial statements of World Wide Web, Inc. on Form 10-QSB for the period ended September 30, 2001. I hereby consent to the incorporation by reference of said report in the Quarterly Report of World Wide Web, Inc. on Form 10-QSB (File No. 000-33317).

Signed,

/s/ Brad Beckstead

G. Brad Beckstead, CPA